Exhibit 15

May 3, 2011

Securities and Exchange Commission

100 F. Street, N.W.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 3, 2011 on our review of interim financial information of Unit Corporation for the three month periods ended March 31, 2011 and 2010 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2011 is incorporated by reference in its Registration Statements on Form S-8 (File No.’s 33-19652, 33-44103, 33-49724, 33-64323, 33-53542, 333-38166, 333-39584, 333-135194, 333-137857 and 333-166605).

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Tulsa, Oklahoma